Exhibit 10.1

KBS REAL ESTATE INVESTMENT TRUST, INC.

Up to 280,000,000 Shares of Common Stock

DEALER MANAGER AGREEMENT

January 27, 2006

KBS Capital Markets Group LLC

620 Newport Center Drive, Suite 1200

Newport Beach, California 92660

Ladies and Gentlemen:

KBS Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”) has registered for public sale 280,000,000 shares of its common stock, $.01 par value per share (the “Shares”), of which 80,000,000 Shares are intended to be offered pursuant to the Company’s dividend reinvestment plan (the “DRP”). The Company desires for KBS Capital Markets Group LLC (the “Dealer Manager”) to act as its agent in connection with the offer and sale of the Shares to the public (the “Offering”).

It is anticipated that the Dealer Manager will enter into Selected Dealer Agreements (in the form attached to this Agreement as Exhibit A) with other broker-dealers participating in the Offering (each participating broker-dealer being referred to herein as a “Dealer”). The Company shall have the right to approve any material modifications or addendums to the form of the Selected Dealer Agreement.

Except as described in the Prospectus (as defined below) or in Section 5.3 hereof, the Shares are to be sold at a per Share cash price as follows:

Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	$10.00	$9.50
Sales through all other distribution channels as discussed in the Prospectus	$9.40	$9.50

In connection with the sale of Shares, the Company hereby agrees with you, the Dealer Manager, as follows:

1.	Representations and Warranties of the Company. As an inducement to the Dealer Manager to enter into this Agreement, the Company represents and warrants to the Dealer Manager and to each Dealer that:

1.1.	The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (Registration No. 333-126087) that has become effective for the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the SEC promulgated thereunder. Copies of such registration statement as initially filed and each amendment thereto have been or will be delivered to the Dealer Manager. The registration statement and the prospectus contained therein, as finally amended at the effective date of the registration statement (the “Effective Date”), are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that if the Company files a prospectus or prospectus supplement pursuant to Rule 424(b) under the Securities Act, or if the Company files a post-effective amendment to the Registration Statement, the term “Prospectus” includes the prospectus filed pursuant to Rule 424(b) or the prospectus included in such post-effective amendment. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Shares as contemplated by Rule 430 or Rule 430A of the Rules and Regulations included at any time as part of the registration statement.

1.2.	On the Effective Date, on the date of the Prospectus and on the date any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement and the Prospectus, as applicable, including the financial statements contained therein, complied or will comply with the Securities Act and the Rules and Regulations. On the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. On the date of the Prospectus, as amended or supplemented, as applicable, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, the Company’s representations in this Section 1.2 will not extend to such statements contained in or omitted from the Registration Statement or the Prospectus, as amended or supplemented, that are primarily within the knowledge of the Dealer Manager or any of the Dealers and are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

1.3.

No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for that purpose are pending, threatened or, to the knowledge of the Company, contemplated by the SEC; and, to the knowledge of the Company, no order suspending the offering of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been instituted or threatened or are contemplated.

1.4.	The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

1.5.	The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities laws and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

1.6.	The execution and delivery of this Agreement, the consummation of the transactions contemplated herein and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default or violation under any charter, bylaw, contract, indenture, mortgage, deed of trust, lease, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity provisions contained in Section 6 of this Agreement may be limited under applicable securities law and to the extent that the enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws that affect creditors’ rights generally or by equitable principles relating to the availability of remedies.

1.7.	No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except as may be required under the Securities Act and the Rules and Regulations thereunder, by the National Association of Securities Dealers, Inc. (the “NASD”) or under applicable state securities laws.

1.8.	The Shares have been duly authorized and, when issued and sold as contemplated by the Prospectus and upon payment therefor as provided in the Prospectus and this Agreement, the Shares will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

2.	Representations and Warranties of the Dealer Manager. As an inducement to the Company to enter into this Agreement, the Dealer Manager represents and warrants to the Company that:

2.1.	The Dealer Manager is a member in good standing of the NASD and a broker-dealer registered as such under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Dealer Manager and its employees and representatives have all required licenses and registrations to act under this Agreement.

2.2.	The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus, as amended and supplemented, and all other information furnished and to be furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.	Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

3.1.	It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the offering of the Shares of: (a) the Prospectus, including any amendments and supplements thereto and (b) this Agreement.

3.2.	The Company will prepare and file with the appropriate regulatory authorities, on behalf of and at no expense to the Dealer Manager, the printed sales literature or other materials authorized by the Company to be used in the Offering (“Authorized Sales Materials”). In addition, the Company will furnish the Dealer Manager and others designated by the Dealer Manager, at no expense to the Dealer Manager, with such number of printed copies of Authorized Sales Materials as the Dealer Manager may reasonably request.

3.3.	The Company will furnish such information and execute and file such documents as may be necessary for it to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

3.4.	It will: (a) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or any state securities administration and (b) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or any state securities administration shall issue any order or take other action to suspend or enjoin the sale of the Shares, it will promptly notify the Dealer Manager.

3.5.	If at any time when a Prospectus is required to be delivered under the Securities Act and the Rules and Regulations thereunder any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in view of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will prepare an amendment or supplement to the Prospectus that will correct such statement or omission.

3.6.	It will comply with all requirements imposed upon it by the Securities Act and the Exchange Act, by the rules and regulations of the SEC promulgated thereunder and by all securities laws and regulations of those states in which an exemption has been obtained or qualification of the Shares has been effected, to permit the continuance of offers and sales of the Shares in accordance with the provisions hereof and of the Prospectus.

3.7.

The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, filing and printing of the Registration Statement as originally filed and of each amendment thereto, (b) the preparation, printing and delivery to the Dealer Manager of this Agreement, the Selected Dealer Agreement and such other documents as may be required in connection with the offer, sale, issuance and delivery of the Shares, (c) the fees and disbursements of the Company’s counsel, accountants and other advisors, (d) the fees and expenses related to the review of the terms and fairness of the Offering by the NASD, (e) the fees and expenses related to the registration and qualification of the Shares under federal and state securities laws, including the fees and disbursements of counsel in connection with the preparation of any Blue Sky survey and any supplement thereto, (f) the printing and delivery to the Dealer Manager of copies of any Preliminary Prospectus and the Prospectus, including any amendments and supplements thereto, (g) the fees and expenses of any registrar or transfer agent in connection with the Shares and (h) the costs and expenses of the Company relating to the preparation and printing of any Authorized Sales Materials and Company-approved investor presentations undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of slides and graphics, fees and expenses of any consultants engaged in connection with presentations with the prior approval of the Company and travel and lodging expenses of the representatives of the Company and any such consultants.

4.	Covenants of the Dealer Manager. The Dealer Manager covenants and agrees with the Company that:

4.1.	In connection with the Dealer Manager’s participation in the offer and sale of Shares (including, without limitation, any resales and transfers of Shares), the Dealer Manager will comply, and in its agreements with Dealers will require that the Dealers comply, with all requirements and obligations imposed upon any of them by (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, including the obligation to deliver a copy of the Prospectus as amended or supplemented; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of the NASD, including, but not in any way limited to, Rules 2440, 2730, 2740 and 2750; (d) all applicable rules and regulations relating to the suitability of the investors, including, without limitation, the provisions of Articles III.C and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (“NASAA Guidelines”); (e) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer Manager pursuant to this Agreement, including without limitation the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999, the requirements of any applicable state privacy laws and the applicable provisions of the USA Patriot Act of 2001; and (f) this Agreement and the Prospectus as amended and supplemented.

4.2.	The Dealer Manager will not offer the Shares, and in its agreements with Dealers will require that the Dealers not offer Shares, in any jurisdiction unless and until (a) the Dealer Manager has been advised by the Company in writing that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (b) the Dealer Manager and any Dealer offering Shares in such jurisdiction have all required licenses and registrations to offer Shares in that jurisdiction.

4.3.	The Dealer Manager will make, and in its agreements with Dealers will require that Dealers make, no representations concerning the Offering except as set forth in the Prospectus as amended and supplemented and in the Authorized Sales Materials.

4.4.

The Dealer Manager will offer Shares, and in its agreements with Dealers will require that the Dealers offer Shares, only to persons who meet the financial qualification and suitability standards set forth in the Prospectus as amended and supplemented or in any suitability letter or memorandum sent to the Dealer Manager by the Company. The Dealer Manager further agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever and no commission will be paid to the Dealer Manager with respect to the portion of any subscription that is rejected.

The Dealer Manager shall maintain, or in its agreements with Dealers shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares (both at the time of the initial subscription and at the time of any additional subscriptions).

In making these determinations as to financial qualification and suitability, the Dealer Manager may rely on representations from (i) investment advisers who are not affiliated with a Dealer or (ii) banks acting as trustees or fiduciaries. With respect to the Dealer Manager’s obligation to maintain records of an investor’s financial qualification and suitability, the Company agrees that the Dealer Manager can satisfy its obligations by contractually requiring such information to be maintained by the investment advisers or banks discussed in the preceding sentence.

4.5.	Except for Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales material in connection with the Offering and the Dealer Manager agrees not to use any such material that has not been authorized by the Company. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any person unless it is accompanied or preceded by the Prospectus as amended and supplemented and (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public.

4.6.	The Dealer Manager agrees to be bound by the terms of the Escrow Agreement dated November 15, 2005, among First Republic Trust Company, as escrow agent, the Dealer Manager and the Company, copies of which are attached hereto as Exhibit B and the Dealer Manager further agrees that it will not represent or imply that First Republic Trust Company, as the escrow agent identified in the Prospectus, has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer Manager use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

4.7.	The Dealer Manager will provide the Company with such information relating to the offer and sale of the Shares by it as the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws.

4.8.	The Dealer Manager will permit a Dealer to participate in the Offering only if such Dealer is a member of the NASD.

5.	Obligations and Compensation of Dealer Manager.

5.1.	The Company hereby appoints the Dealer Manager as its agent and principal distributor during the Offering Period (as defined in Section 5.2) for the purpose of finding, on a best-efforts basis, purchasers for the Shares for cash through the distribution channels contemplated herein. The Dealer Manager may also arrange for the sale of Shares for cash directly to clients and customers identified by the Company on the terms and conditions stated herein and in the Prospectus. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to find purchasers for the Shares on said terms and conditions.

5.2.	The “Offering Period” shall mean that period during which Shares may be offered for sale, commencing on the Effective Date of the Registration Statement (but in no event prior to the Effective Date of the Registration Statement), during which period offers and sales of the Shares shall occur continuously in the jurisdictions in which the Shares are registered or qualified or exempt from registration (as confirmed in writing by the Company to the Dealer Manager) unless and until the Offering is terminated as provided in Section 12 hereof, provided that the Dealer Manager and the Dealers will suspend or terminate offering Shares upon request of the Company at any time and will resume offering Shares upon subsequent request of the Company. The Offering Period shall in all events terminate upon the sale of all of the Shares. Upon termination of the Offering Period, the Dealer Manager’s agency and this Agreement shall terminate without obligation on the part of the Dealer Manager or the Company except as set forth in this Agreement.

5.3.	Except as may be provided in the “Plan of Distribution” section of the Prospectus as amended and supplemented, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions plus a dealer manager fee as follows:

	Selling Commissions
Distribution Channel	Primary Offering Shares		DRP Shares
Sales through a Dealer earning transaction-based compensation	6.0	%*	3.0	%*
Sales through all other distribution channels as described in the Prospectus	0.0%		0.0%

*	Except as set forth herein or in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Dealer Manager will reallow all of its selling commissions attributable to a Dealer.

	Dealer Manager Fee
Distribution Channel	Primary Offering Shares		DRP Shares
Sales through a Dealer earning transaction-based compensation	3.5	%*	0.0%
Sales through all other distribution channels as described in the Prospectus	3.5	%*	0.0%

*	Except as set forth herein or in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Dealer Manager may reallow to any Dealer up to 1% of the gross offering proceeds attributable to that Dealer.

The 3.0% commission payable on Shares sold under the Company’s DRP shall be payable until such time as the Company ceases offering Shares under the DRP on such terms. At such time, the commission payable on sales made under the DRP shall be that contemplated pursuant to any new commission structure for the sale of Shares under the DRP.

Upon the terms set forth in the Prospectus, reduced selling commissions will be paid to the Dealer Manager and reduced per share selling prices shall be recovered on large transactions in accordance with the following table:

Shares Purchased in the Transaction			Commission Rate (Based on a $10.00 Price Per Share)	Price Per Share to Investor
1	to	50,000	6.0%	$10.00
50,001	to	100,000	5.0%	$9.90
100,001	to	250,000	3.0%	$9.70
250,001	to	500,000	2.0%	$9.60
500,001		and up	1.0%	$9.50

The reduced selling price per share and selling commissions will apply to the incremental shares falling within the indicated range only. All commission rates will be calculated assuming a $10.00 price per share. Thus, for example, a purchase of 125,000 shares would result in a purchase price of $1,237,500 as shown below:

•	50,000 shares at $10.00 per share (total: $500,000) and a 6.0% commission;

•	50,000 shares at $9.90 per share (total: $495,000) and a 5.0% commission; and

•	25,000 shares at $9.70 per share (total: $242,500) and a 3.0% commission.

The Company will also reimburse the Dealer Manager for all items of underwriter compensation referenced in the Prospectus to the extent the Prospectus indicates that they will be paid by the Company; provided that the Company’s reimbursement of the Dealer Manager’s reimbursement of the bona fide due diligence expenses of the Dealers and non-participating broker-dealers shall not exceed in the aggregate 0.5% of gross offering proceeds; and provided further that the Company’s reimbursement payments shall not cause total underwriting compensation (excluding reimbursement of bona fide due diligence expenses) to exceed 10% of gross proceeds from the Offering.

As described in the Prospectus, the Dealer Manager agrees to sell up to 5% of the Shares in the primary offering to persons identified by the Company pursuant to the Company’s “friends and family” program. The purchase price for Shares under this program will be $9.40 per share, reflecting that selling commissions will not be payable in connection with such sales. The Dealer Manager agrees to work together with the Company to implement this program and to execute sales under the program according to the procedures agreed upon by the Dealer Manager and the Company.

In addition, as described in the Prospectus, the Dealer Manager may sell shares to Dealers, their retirement plans, their representatives and the family members, IRAs and the qualified plans of their representatives at a purchase price of $9.40 per share, reflecting that selling commissions in the amount of $0.60 per share will not be payable in consideration of the services rendered by such Dealers and representatives in the Offering. For purposes of this discount, a family member includes such person’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.

Certain subscribers of the Company’s Shares may agree with their Dealer, or the Dealer Manager if such subscriber purchases Shares directly from the Dealer Manager, to have selling commissions due with respect to the purchase of their Shares paid over a period of up to five years pursuant to a deferred commission option arrangement (the “Deferred Commission Option”), as more fully described and subject to the conditions set forth under “Plan of Distribution – Deferred Commission Option” in the Company’s Prospectus, which section is incorporated by reference herein.

Stockholders electing the Deferred Commission Option will be required to pay a total of $9.50 per Share, rather than $10.00 per Share, with respect to which $0.10 per Share will be payable by the Company to the Dealer Manager as selling commissions due upon subscription, which amount may be reallowed to the respective Dealer by the Dealer Manager. For each of up to the next five years following such subscription, on a date or dates to be determined from time to time by the Dealer Manager, $0.10 per share on an annual basis will be paid by the Company to the Dealer Manager as deferred selling commissions with respect to the Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of cash distributions otherwise payable to the Stockholders holding such Shares, which selling commissions may be reallowed to the respective Dealers by the Dealer Manager.

As in any volume discount situation, selling commissions are reduced on any Shares issued for a volume discount. Therefore, if a subscriber agrees with his Dealer, or with the Dealer Manager if such subscriber purchases Shares directly from the Dealer Manager, to elect the Deferred Commission Option, then the Company will make adjusted deductions for the deferred commission obligations of such subscriber from cash distributions payable on the Shares issued for a volume discount.

At such time, if any, that the Company’s Shares are listed for trading on a national securities exchange or on the Nasdaq National Market, or such listing is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, the Company will accelerate the remaining selling commissions due under the Deferred Commission Option. The amount of the remaining selling commissions due will be deducted and paid by the Company out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the Shares for trading on a national securities exchange or on the Nasdaq National Market; provided that, in no event may the Company withhold in excess of $0.50 per Share in the aggregate during the five-year period following subscription. The maximum amount that may be withheld will be lower when the volume discount provisions are also applicable. To the extent that cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of the Company and the Company’s stockholders to make any further payments of deferred selling commissions under the Deferred Commission Option will terminate and the Dealer Manager (and Dealers if the deferred selling commissions are reallowed to them by the Dealer Manager) will not be entitled to receive any further portion of the unpaid deferred selling commissions following any such listing for trading on a national securities exchange or on the Nasdaq National Market.

In addition, if a stockholder that has elected the Deferred Commission Option decides to participate in the Company’s proposed share redemption program or requests that the Company transfer such stockholder’s Shares for any reason prior to the time that the remaining deferred selling commissions have been deducted from such stockholder’s cash distributions, the Company will accelerate the selling commissions due under the Deferred Commission Option as set forth in the Prospectus.

Notwithstanding the foregoing, no commissions, payments or amounts whatsoever will be paid to the Dealer Manager under this Section 5.3 unless or until the Company raises $2.5 million in the Offering from persons not affiliated with the Company or its advisor (the “Minimum Offering”). Until the Minimum Offering is reached, investments will be held in escrow. Until $66.7 million (the “Pennsylvania Minimum”) has been raised in the Offering from persons not affiliated with the Company or its advisor, investments from Pennsylvania investors will be held in a separate escrow and no commissions, payments or amounts whatsoever will be paid thereon to the Dealer Manager under this Section 5.3 unless and until the Pennsylvania Minimum has been reached, and then only with respect to such investments from Pennsylvania investors as are released to the Company from such escrow. If the Minimum Offering is not reached within the time period specified in the Prospectus, investments will be returned to the investors in accordance with the Prospectus. If the Pennsylvania Minimum is not obtained within the time period specified in the Prospectus, the investments from Pennsylvania investors will be returned or held for subsequent escrow periods in accordance with the Prospectus.

The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer; it is the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

6.	Indemnification.

6.1.

To the extent permitted by the Company’s charter and the provisions of Article II.G of the NASAA Guidelines, and subject to the limitations below, the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 6.1, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with the Loss, expense or action.

The foregoing indemnity agreement of this Section 6.1 is subject to the further condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the

Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

6.2.

The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials; or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable rules of the NASD and the USA PATRIOT Act of 2001; or (g) any other failure to comply with applicable rules of the NASD or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the aforesaid parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

6.3.

Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials; or (b) the omission or alleged omission to state in the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Registration Statement, the Prospectus, any Preliminary Prospectus used prior to the effective date of the Registration Statement or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer in the offer and sale of the Shares; or (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts, including applicable rules of the NASD and the USA PATRIOT Act of 2001; or (g) any other failure to comply with applicable rules of the NASD or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

6.4.	Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 6 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 6.5) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

6.5.

The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

7.	Survival of Provisions.

7.1.	The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company and (b) the acceptance of any payment for the Shares.

7.2.	The respective agreements and obligations of the Company and the Dealer set forth in Sections 3.7, 4.6 and 4.4 (with respect to the maintenance of records required by Article III.C.4 of the NASAA Guidelines and transfers and resales of shares), 4.7, 5.3, 6 through 10 and 12 through 13 of this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, (b) the acceptance of any payment for the Shares and (c) the termination of this Agreement.

8.	Applicable Law and Invalid Provision.

8.1.	This Agreement shall be governed by, the laws of the State of Maryland; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 8.1.

8.2.	The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

9.	Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

10.	Successors and Assigns.

10.1.

This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors and permitted assigns. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1, 3 and 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2.	No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party.

11.	Amendments. This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

12.	Term. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. If not sooner terminated, the Dealer Manager’s agency and this Agreement shall terminate upon termination of the Offering Period without obligation on the part of the Dealer Manager or the Company, except as set forth in this Agreement. Upon termination of this Agreement, (a) the Company shall pay to the Dealer Manager all amounts payable under Section 5 hereof at such time as such amounts become payable and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering and that are not designated as “dealer” copies.

13.	Customer Complaints. Each party herby agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of the Dealer Manager or any Dealer received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by the Dealer Manager or the Dealer).

14.	No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as in association with or in partnership with the Company; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended or supplemented and in this Agreement.

15.	Submission of Orders.

15.1.

Those persons who purchase Shares will be instructed by the Dealer Manager or the Dealer to make their checks payable to “First Republic Trust Company, as escrow agent for KBS Real Estate Investment Trust, Inc.” or, after the Minimum Offering has been achieved, to the Company, except with respect to Pennsylvania investors. Checks from Pennsylvania investors must be made payable to “First Republic Trust Company, as escrow agent for KBS Real Estate Investment Trust, Inc.” until the Pennsylvania Minimum has been achieved. The Dealer Manager, any agent of the Dealer Manager and any Dealer receiving a check not conforming to the foregoing instructions shall return such check directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer Manager, any agent of the Dealer Manager or a Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 15.

15.2.	Where, pursuant to a Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Dealer for deposit to the escrow agent for the Company or to the Dealer Manager (or an agent of the Dealer Manager) if the Dealer Manager is acting as processing broker-dealer or, after the Minimum Offering has been achieved, to the Company or its agent, except for investments from Pennsylvania investors. The Dealer will transmit checks from Pennsylvania investors for deposit to the escrow agent for the Company or to the Dealer Manager (or an agent of the Dealer Manager) if the Dealer Manager is acting as processing broker-dealer or, after the Pennsylvania Minimum has been achieved, to the Company or its agent.

15.3.	Where, pursuant to a Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office, transmit such checks for deposit to the escrow agent for the Company or to the Dealer Manager (or an agent of the Dealer Manager) if the Dealer Manager is acting as processing broker-dealer or, after the Minimum Offering has been achieved, to the Company or its agent, except for investments from Pennsylvania investors. The Final Review Office will transmit checks from Pennsylvania investors for deposit to the escrow agent for the Company or to the Dealer Manager (or an agent of the Dealer Manager) if the Dealer Manager is acting as processing broker-dealer or, after the Pennsylvania Minimum has been achieved, to the Company or its agent.

15.4.	Where the Dealer Manager (or its agent) receives investor proceeds, checks will be transmitted by the Dealer Manager (or its agent) for deposit to the escrow agent for the Company or, after the Minimum Offering has been achieved, to the Company or its agent (except for investments from Pennsylvania investors) as soon as practicable but in any event by the end of the second business day following receipt by the Dealer Manager (or its agent). The Dealer Manager (or its agent) will transmit checks from Pennsylvania investors for deposit to the escrow agent for the Company or, after the Pennsylvania Minimum has been achieved, to the Company or its agent. Checks of rejected potential investors will be promptly returned to such potential investors.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

KBS REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Charles J. Schreiber, Jr.
Name:	Charles J. Schreiber, Jr.
Title:	Chief Executive Officer

Accepted and agreed as of the date first above written.

KBS CAPITAL MARKETS GROUP LLC

By:	/s/ Greg Brakovich
Name:	Greg Brakovich
Title:	Chief Executive Officer

EXHIBIT A

KBS REAL ESTATE INVESTMENT TRUST, INC.

Up to 280,000,000 Shares of Common Stock

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

KBS Capital Markets Group LLC, as the dealer manager (the “Dealer Manager”) for KBS Real Estate Investment Trust, Inc. (the “Company”), a Maryland corporation, invites you (the “Dealer”) to participate in the distribution of shares of common stock (the “Shares”) of the Company subject to the following terms. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Dealer Manager Agreement between the Dealer Manager and the Company, dated January 27, 2006, in the form attached hereto as Exhibit A (the “Dealer Manager Agreement”).

I.	Dealer Manager Agreement

By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the indemnification provisions contained in Section 6 of the Dealer Manager Agreement, including specifically the provisions of such Dealer Manager Agreement (Section 6.3) wherein each Dealer severally agrees to indemnify and hold harmless the Company, the Dealer Manager and each their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each person who signed the Registration Statement and each person, if any, who controls the Company and the Dealer Manager within the meaning of Section 15 the Securities Act of 1933, as amended (the “Securities Act”). The indemnification agreements contained in Section 6 of the Dealer Manager Agreement shall survive the termination of this Agreement and the Dealer Manager Agreement.

II.	Submission of Orders

Those persons who purchase Shares will be instructed by the Dealer to make their checks payable to “First Republic Trust Company, as escrow agent for KBS Real Estate Investment Trust, Inc.” or, after the Minimum Offering has been achieved, to the Company, except with respect to Pennsylvania investors. Checks from Pennsylvania investors must be made payable to “First Republic Trust Company, as escrow agent for KBS Real Estate Investment Trust, Inc.” until the Pennsylvania Minimum has been achieved. The Dealer will return any check it receives not conforming to the foregoing instructions directly to such subscriber not later than the end of the next business day following its receipt. Checks received by the Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which subscription documents and checks are received from subscribers, checks will be transmitted by the end of the next business day following receipt by the Dealer for deposit to an escrow agent for the Company or to the Dealer Manager (or an agent of the Dealer Manager) if the Dealer Manager is acting as processing broker-dealer or, after the Minimum Offering has been achieved, to the Company or its agent, except for investments from Pennsylvania investors. The Dealer will transmit checks from Pennsylvania investors for deposit to the escrow agent for the Company or to the Dealer Manager (or an agent of the Dealer Manager) if the Dealer Manager is acting as processing broker-dealer or, after the Pennsylvania Minimum has been achieved, to the Company or its agent.

Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, checks will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn by the end of the next business day following receipt by the Final Review Office transmit such checks for deposit to the escrow agent for the Company or to the Dealer Manager (or an agent of the Dealer Manager) if the Dealer Manager is acting as processing broker-dealer or, after the Minimum Offering has been achieved, to the Company or its agent, except for investments from Pennsylvania investors. The Final Review Office will transmit checks from Pennsylvania investors for deposit to the escrow agent for the Company or to the Dealer Manager (or an agent of the Dealer Manager) if the Dealer Manager is acting as processing broker-dealer or, after the Pennsylvania Minimum has been achieved, to the Company or its agent.

III.	Pricing

Except as otherwise provided in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Shares are to be sold at a per Share cash price as follows:

Distribution Channel	Primary Offering Shares	DRP Shares
Sales through a Dealer earning transaction-based compensation	$10.00	$9.50
Sales through all other distribution channels as described in the Prospectus	$9.40	$9.50

Upon the terms set forth in the Prospectus, pursuant to the Company’s volume discount program, Shares shall be sold at reduced prices as follows:

Shares Purchased in the Transaction			Price Per Share
1	to	50,000	$10.00
50,001	to	100,000	$9.90
100,001	to	250,000	$9.70
250,001	to	500,000	$9.60
500,001		and up	$9.50

The reduced selling price per share (and the applicable selling commission under the volume discount program) will apply to the incremental shares falling within the indicated range only. Thus, for example, a purchase of 125,000 shares would result in a purchase price of $1,237,500 as shown below:

•	50,000 shares at $10.00 per share (total: $500,000);

•	50,000 shares at $9.90 per share (total: $495,000); and

•	25,000 shares at $9.70 per share (total: $242,500).

In addition, as described in the Prospectus, the Dealer Manager may sell shares to Dealer, its retirement plans, its representatives and the family members, IRAs and the qualified plans of its representatives at a purchase price of $9.40 per share, reflecting that selling commissions in the amount of $0.60 per share will not be payable in consideration of the services rendered by Dealer and its representatives in the Offering. For purposes of this discount, a family member includes such person’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother- or sister-in-law.

IV.	Dealer’s Commissions

Except for discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus (as amended and supplemented), the Dealer’s selling commission applicable to the public offering price of the Shares sold by the Dealer, which it is authorized to sell hereunder, is as follows:

	Selling Commissions
Distribution Channel	Primary Offering Shares	DRP
Sales through a Dealer earning transaction-based compensation	6.0%	3.0%
Sales through all other distribution channels as discussed in the Prospectus	0.0%	0.0%

The 3.0% commission payable on Shares sold under the DRP shall be payable until such time as the Company ceases offering Shares under the DRP on such terms. At such time, the commission payable on sales made under the DRP shall be that contemplated pursuant to any new commission structure for the sale of shares under the DRP.

The preceding commission (for the Dealer distribution channel) shall be adjusted for sales under the volume discount program discussed above as follows:

Shares Purchased in the Transaction			Commission Rate (Based on a $10.00 Price Per Share)*
1	to	50,000	6.0%
50,001	to	100,000	5.0%
100,001	to	250,000	3.0%
250,001	to	500,000	2.0%
500,001		and up	1.0%

*	All commission rates will be calculated assuming a $10.00 price per share.

All selling commissions shall be based on Shares sold by Dealer and accepted and confirmed by the Company, which commission will be paid by the Dealer Manager. For these purposes, a “sale of Shares” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received in full in the manner provided in Section II hereof, the Company has accepted the subscription agreement of such subscriber and the Company has thereafter distributed the commission to the Dealer Manager in connection with such transaction. The Dealer affirms that the Dealer Manager’s liability for commissions payable is limited solely to the proceeds of commissions receivable from the Company and the Dealer hereby waives any and all rights to receive payment of commissions due until such time as the Dealer Manager is in receipt of the commission from the Company.

In addition, as set forth in the Prospectus (as amended and supplemented), the Dealer Manager may, in its sole discretion, pay a marketing fee to Dealer of up to 1% of the gross offering proceeds attributable to Dealer, which reallowance would be paid by the Dealer Manager out of its dealer manager fee. This reallowance would be pursuant to a separate agreement between the Dealer Manager and Dealer. The Dealer Manager will reimburse bona fide due diligence expenses of Dealer unless such payment would cause the aggregate of such reimbursements to Dealer and other broker-dealers to exceed 0.5% of the Company’s gross offering proceeds.

Subscribers of the Company’s Shares may agree with Dealer to have selling commissions due with respect to the purchase of their Shares paid over a period of up to five years pursuant to a deferred commission option arrangement (the “Deferred Commission Option”), as more fully described and subject to the conditions set forth under “Plan of Distribution – Deferred Commission Option” in the Company’s Prospectus, which section is incorporated by reference herein.

Stockholders electing the Deferred Commission Option will be required to pay a total of $9.50 per Share, rather than $10.00 per Share, with respect to which $0.10 per Share will be payable by the Company to the Dealer Manager as selling commissions due upon subscription, which amount will be reallowed to Dealer by the Dealer Manager. For each of up to the next five years following such subscription, on a date or dates to be determined from time to time by the Dealer Manager, $0.10 per share on an annual basis will be paid by the Company to the Dealer Manager as deferred selling commissions with respect to the Shares sold pursuant to the Deferred Commission Option, which amounts will be deducted from and paid out of cash distributions otherwise payable to the Stockholders holding such Shares, which selling commissions will be reallowed to the Dealer by the Dealer Manager.

As in any volume discount situation, selling commissions are reduced on any Shares issued for a volume discount. Therefore, if a subscriber agrees with Dealer to elect the Deferred Commission Option, then the Company will make adjusted deductions for the deferred commission obligations of such subscriber from cash distributions payable on the Shares issued for a volume discount.

At such time, if any, that the Company’s Shares are listed for trading on a national securities exchange or on the Nasdaq National Market, or such listing is reasonably anticipated to occur at any time prior to the satisfaction of the remaining deferred commission obligations, the Company will accelerate the remaining selling commissions due under the Deferred Commission Option. The amount of the remaining selling commissions due will be deducted and paid by the Company out of cash distributions otherwise payable to such stockholders during the time period prior to any such listing of the Shares for trading on a national securities exchange or on the Nasdaq National Market; provided that, in no event may the Company withhold in excess of $0.50 per Share in the aggregate during the five-year period following subscription. The maximum amount that may be withheld will be lower when the volume discount provisions are also applicable. To the extent that cash distributions during such time period are insufficient to satisfy the remaining deferred selling commissions due, the obligation of the Company and the Company’s stockholders to make any further payments of deferred selling commissions under the Deferred Commission Option will terminate and the Dealer Manager and Dealer will not be entitled to receive any further portion of any unpaid deferred selling commissions following any such listing for trading on a national securities exchange or on the Nasdaq National Market.

In addition, if a stockholder that has elected the Deferred Commission Option decides to participate in the Company’s proposed share redemption program or requests that the Company transfer such stockholder’s Shares for any reason prior to the time that the remaining deferred selling commissions have been deducted from such stockholder’s cash distributions, the Company will accelerate the selling commissions due under the Deferred Commission Option as set forth in the Prospectus.

The parties hereby agree that the foregoing commission is not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that Dealer’s interest in the offering is limited to such commission from the Dealer Manager and Dealer’s indemnity referred to in Section 6 of the Dealer Manager Agreement and that the Company is not liable or responsible for the direct payment of such commission to the Dealer.

V.	Payment

Payment of selling commissions or any reallowance of a portion of the dealer manager fee will be made by the Dealer Manager (or by the Company as provided in the Dealer Manager Agreement) to the Dealer within 30 days of the receipt by the Dealer Manager of the gross commission payments from the Company. Dealer acknowledges that, if the Company pays selling commissions to the Dealer Manager, the Company is relieved of any obligation for selling commissions to the Dealer. The Company may rely on and use the preceding acknowledgment as a defense against any claim by the Dealer for selling commissions the Company pays to Dealer Manager but that Dealer Manager fails to remit to the Dealer.

VI.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company. The Dealer agrees that the Company, in its sole and absolute discretion, may accept or reject any subscription, in whole or in part, for any reason whatsoever, and no commission will be paid to the Dealer with respect to the portion of any subscription that is rejected. Orders not accompanied by a Subscription Agreement with the signature page and the required check in payment for the Shares may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission theretofore paid with respect to such order within 30 days thereafter and, failing to do so, the Dealer Manager shall have the right to offset amounts owed against future commissions due and otherwise payable to the Dealer.

VII.	Covenants of the Dealer

Dealer covenants and agrees with the Dealer Manager and the Company that:

7.1	Dealer will use its best efforts to sell the Shares for cash on the terms and conditions set forth in this Agreement and the Prospectus as amended and supplemented.

7.2	In connection with the Dealer’s participation in the offer and sale of Shares (including, without limitation, any resales and transfers of Shares), the Dealer will comply with all requirements and obligations imposed upon it by (a) the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated under both such acts; (b) all applicable state securities laws and regulations as from time to time in effect; (c) the applicable rules of the NASD, including, but not in any way limited to, Rule 2730, Rule 2740, Rule 2420, Rule 2440 and Rule 2750 of the NASD Conduct Rules; (d) all applicable rules and regulations relating to the suitability of investors, including, without limitation, the provisions of Articles III.C. and III.E of the Statement of Policy regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”); (e) any other state and federal laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999, the requirements of any applicable state privacy laws, and the applicable provisions of the USA Patriot Act of 2001; and (f) this Agreement and the Prospectus as amended and supplemented.

7.3	The Dealer will not offer Shares in any jurisdiction unless and until (a) the Dealer has been advised in writing by the Company or the Dealer Manager that the Shares are either registered in accordance with, or exempt from, the securities laws of such jurisdiction and (b) the Dealer has all required licenses and registrations to offer shares in that jurisdiction.

7.4	The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription) only to persons who meet the financial qualification and suitability standards set forth in the Prospectus as amended or supplemented or in any suitability letter or memorandum sent to the Dealer by the Company or the Dealer Manager.

7.5

The Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of the NASD and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. The Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and the NASD and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

7.6	The Dealer will provide the Dealer Manager with such information relating to the offer and sale of the Shares by it as the Dealer Manager may from time to time reasonably request or as may be requested to enable the Dealer Manager or the Company, as the case may be, to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.

7.7	The Dealer agrees to be bound by the terms of the Escrow Agreement dated November 15, 2005, among First Republic Trust Company, as escrow agent, the Dealer Manager and the Company, copies of which are attached hereto as Exhibit B and the Dealer further agrees that it will not represent or imply that First Republic Trust Company, as the escrow agent identified in the Prospectus, has investigated the desirability or advisability of an investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgment that it has agreed to serve as escrow agent.

VIII.	Prospectus and Sales Literature

Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Shares except as set forth in the Prospectus as amended and supplemented or in the Authorized Sales Materials. The Dealer Manager will supply Dealer with reasonable quantities of the Prospectus, including amendments of and supplements to the Prospectus, and any Authorized Sales Materials, for delivery to investors, and Dealer will deliver a copy of the Prospectus, including any amendments and supplements thereto, as required by the Securities Act, the Exchange Act and the rules and regulations promulgated under both. The Dealer agrees that (a) it will deliver a copy of the Prospectus as amended and supplemented to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor and (b) it will not send or give any Authorized Sales Materials to an investor unless the Authorized Sales Materials are accompanied by or preceded by the Prospectus as amended and supplemented.

Except for the Authorized Sales Materials, the Company has not authorized the use of any supplemental literature or sales materials in connection with the Offering and the Dealer agrees not to use any material unless it has been authorized by the Company and provided to the Dealer by the Dealer Manager. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing that relates to another company supplied to it by the Company or the Dealer Manager bearing a legend that states that such material may not be used in connection with the offer or sale of any securities of the Company.

Dealer agrees to furnish a copy of the Prospectus (as amended and supplemented) required for compliance with the provisions of federal and state securities laws and the rules and regulations thereunder, including Rule 15c2-8 under Exchange Act. Regardless of the termination of this Agreement, Dealer will deliver a Prospectus (as amended and supplemented) in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such other period as may be required by the Exchange Act or the rules and regulations thereunder.

IX.	License and Association Membership

Dealer represents and warrants to the Company and the Dealer Manager that it is a properly registered or licensed broker-dealer, duly authorized to offer and sell Shares under federal securities laws and regulations and the securities laws and regulations of all states where it offers or sells Shares and that it is a member of the NASD in good standing. This Agreement shall automatically terminate if the Dealer ceases to be a member of the NASD in good standing or is subject to an NASD suspension or if the Dealer’s registration or license under the Exchange Act or any state securities laws or regulations is terminated or suspended; the Dealer agrees to notify the Dealer Manager immediately if any of these events occur.

X.	Anti-Money Laundering Compliance Programs

Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Dealer has established and implemented an anti-money laundering compliance program in accordance with applicable laws and regulations, including federal and state securities laws, the USA Patriot Act of 2001, Executive Order 13224 – Executive Order on Terrorist Financing Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, and applicable rules of the NASD.

In accordance with these applicable laws and regulations, Dealer agrees to verify the identity of its new customers; to maintain customer records; to check the names of new customers against government watch lists, including the Office of Foreign Asset Control’s (OFAC) list of Specially Designated Nationals and Blocked Persons, and, as required, to provide the Financial Crimes Enforcement Network with information regarding: (a) the identity of a specified individual or organization; (b) an account number; (c) all identifying information provided by the account holder; and (d) the date and type of transaction, upon request. Additionally, Dealer will manually monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the USA Patriot Act as potential signals of money laundering or terrorist financing, and disclose such activity to applicable federal and state law enforcement when required by law.

XI.	Effectiveness, Termination and Amendment

This Agreement shall become effective upon the execution hereof by the Dealer and the receipt of this executed Agreement by the Dealer Manager. Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. In addition to termination pursuant to Section IX, any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. Upon the sale of all of the Shares, this Agreement shall terminate without obligation on the part of the Dealer or the Dealer Manager, except as set forth in this Agreement. The indemnification agreements contained in Section 6 of the Dealer Manager Agreement shall survive the termination of this Agreement and the Dealer Manager Agreement, and the respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections IV, V, VI, 7.2, 7.5, 7.6, VIII and XI through XXI of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer. Any such amendment shall be deemed accepted by the Dealer upon the Dealer placing an order for the sale of Shares after it has received such notice.

XII.	Privacy Laws

The Dealer Manager and Dealer agree as follows:

12.1	Each party agrees to abide by and comply with (a) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

12.2	Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the Gramm-Leach-Bliley Act) of all customers who have opted out of such disclosures, except as necessary to service the customers or as otherwise necessary or required by applicable law; and

12.3

Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XIII.	Customer Complaints

Each party herby agrees to promptly provide to the other party copies of any written or otherwise documented complaints from customers of the Dealer received by such party relating in any way to the Offering (including, but not limited to, the manner in which the Shares are offered by the Dealer).

XIV.	Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to the address set forth below, and to Dealer when mailed to the address specified by the Dealer below.

KBS Capital Markets Group LLC

620 Newport Center Drive, Suite 1200

Newport Beach, California 92660

XV.	Confirmation

The Dealer Manager hereby acknowledges that the Dealer Manager has assumed the duty to confirm on behalf of the Dealers all orders for purchases of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and the NASD and will comply with the applicable laws of such other jurisdictions to the extent that the Dealer Manager is advised of such laws in writing by the Dealer.

XVI.	Entire Agreement

This Agreement and the exhibits hereto are the entire agreement of the parties and supersede all prior agreements, if any, relating to the subject matter hereof between the parties hereto.

XVII.	Successors and Assigns

No party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party. This Agreement shall be binding upon the Dealer Manager and the Dealer and their respective successors and permitted assigns.

XVIII.	Arbitration, Attorney’s Fees, Jury Trial and Applicable Law

In the event of a dispute concerning any provision of this Agreement (including any provisions of the Dealer Manager Agreement incorporated into this Agreement), either party may require the dispute to be submitted to binding arbitration, conducted on a confidential basis, under the then current commercial arbitration rules of NASD or the American Arbitration Association (at the discretion of the party requesting arbitration) in accordance with the terms of this Agreement (including the governing law provisions of this section) and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1 – 16). The parties will request that the arbitrator or arbitration panel (“Arbitrator”) issue written findings of fact and conclusions of law. In addition to the other limitations specified herein, the Arbitrator shall not be empowered to make any award or render any judgment that exceeds the limitations specified in this Agreement, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the arbitration panel shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the Los Angeles NASD District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrator will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration. Except as provided otherwise in Section 6 of the Dealer Manager Agreement, in any action or arbitration to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. Each party to this Agreement hereby waives a trial by jury in any legal action or proceeding relating to this Agreement. This Agreement shall be construed under the laws of the State of California; provided, however, that the governing law for causes of action for violations of federal or state securities law shall be governed by the applicable federal or state securities law.

XIX.	Severability

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

XX.	Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

XXI.	No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer as in association with or in partnership with the Dealer Manager, the Company or the other Dealers; instead, this Agreement shall only constitute the Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

[signature page follows]

THE DEALER MANAGER:

Attest:		KBS CAPITAL MARKETS GROUP LLC

By:		By:
	Name	Name

	Title	Title

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions set forth therein. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Dealer:

Name:___________________________________________________________________________________________________
Type of entity:____________________________________________________________________________________________
(corporation, partnership or proprietorship)
Organized in the State of:____________________________________________________________________________________
(State)
Licensed as broker-dealer in the following States:________________________________________________________________
________________________________________________________________________________________________________
Tax I.D. #:_______________________________________________________________________________________________

2.	Person to receive notice pursuant to Section XIV:

Name:__________________________________________________________________________________________________
Company:________________________________________________________________________________________________
Address:_________________________________________________________________________________________________
City, State and Zip Code :___________________________________________________________________________________
Telephone No:(____)_______________________________________________________________________________________
Telefax No: (____)_________________________________________________________________________________________
Email Address:____________________________________________________________________________________________

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

BY:
Authorized Signature

TITLE: